Wiener, Goodman & Compant, P.C.
                               Meridian Center 1
                            Two Industrial Way West
                          Eatontown, New Jersey 07724
                                 (732) 544-8111

1 Class Corporation
133 Wyncrest Drive
Marlboro, New Jersey 07746

                         INDEPENDENT PUBLIC ACCOUNTANTS

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of 1 Class Corporation on Form SB-2 of our report dated August 9, 2001, on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                              /s/Wiener, Goodman & Company, P.C.
                              ------------------------------------
                                 Wiener, Goodman & Company, P.C.


October 9, 2001